SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 2, 2003

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615

                                           (Address of principal executive offices)                                 (Zip Code)

Registrant’s telephone number, including area code   (919) 862-1000

Item 5.    Other Events and Regulation FD Disclosure

On September 2, 2003, Salix Pharmaceuticals, Ltd. (the “Registrant”) announced that it will present at the Roth Capital Partners New York Conference in New York, New York on Tuesday, September 9 at 10:00 a.m. Eastern Time. A copy of this press release is attached as an exhibit hereto.

On September 2, 2003, the Registrant announced results of its most recently-completed Phase III Rifaximin clinical study. A copy of this press release is attached as an exhibit hereto.

On September 2, 2003, the Registrant announced the implementation of changes to its internal structure, including appointment of a non-employee Chairman of the Board and various Bylaw amendments, to improve corporate governance and clarify governance procedures. A copy of this press release and the Amended and Restated Bylaws are attached as exhibits hereto.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws.

99.1	Press release dated September 2, 2003, announcing that Registrant will present at the Roth Capital Partners New York Conference in New York, New York on Tuesday, September 9 at 10:00 a.m. Eastern Time.

99.2	Press release dated September 2, 2003, announcing results of Registrant’s most recently-completed Phase III Rifaximin clinical study.

99.3	Press release dated September 2, 2003, announcing the implementation of changes to Registrant’s internal structure, including appointment of a non-employee Chairman of the Board and various Bylaw amendments, to improve corporate governance and clarify governance procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003	SALIX PHARMACEUTICALS, LTD. By: /s/ Adam C. Derbyshire Adam C. Derbyshire Senior Vice President and Chief Financial Officer